UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 10, 2005

Health & Nutrition Systems International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-29245	65-0452156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3750 Investment Lane, Suite 5, West Palm Beach, Florida 33404

(Address of Principal Executive Office) (Zip Code)

(561) 863-8446

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03

Bankruptcy of Receivership

(b)

Order Confirming Plan of Reorganization

On January 10, 2005 (the “Confirmation Date”), The United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Debtor’s Amended Plan of Reorganization dated December 3, 2004 (the “Plan”) of Health & Nutrition Systems International, Inc. (the “Company”) under Chapter 11 of Title 11 of the United States Code. A copy of the Plan is attached hereto as Exhibit 2.1.

The following is a summary of the material features of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.

The Plan is premised upon consummation of the proposed Asset Purchase Agreement between the Company and TeeZee, Inc., a Florida corporation (“Purchaser”), which provides for the sale of substantially all of the operating assets of the Company (the “Transferred Assets”) to Purchaser (the “Proposed Purchase Agreement”). A copy of the Proposed Asset Purchase Agreement is attached to the Plan. The secured claim of Garden State Nutritionals, a division of Vitaquest International, Inc. (“GSN”) will be assumed by the Purchaser on the effective date of the Plan (the “Effective Date”), and GSN will retain its pre-existing lien on substantially all of the Transferred Assets. The secured claim of SunTrust Bank (“SunTrust”) on the Company’s 2004 Honda Element will be assumed by the Purchaser on the Effective Date and SunTrust will retain its pre-existing lien on the vehicle. Most unsecured claims, including those of trade and employee creditors, together with any unsecured deficiency claims of GSN and SunTrust, will be assumed by the Purchaser on the Effective Date. The assumed unsecured claims of the Company will be paid, pro rata, from a fund not to exceed $50,000.

The Plan also provides for the entry of a permanent injunction barring the Company and the Purchaser from violating Window Rock Enterprises, Inc.’s (“Window Rock”) trademarks for “Cortislim” and for the agreement of the Company and the Purchaser not to challenge Window Rock’s trademark for this product.

All holders of the Company’s common stock will retain their shares. In addition, Mr. James Brown, the Company’s Chief Executive Officer and the Chairman of the Board of its Board of Directors will be issued 300,000 shares of common stock of the Company in accordance with the terms of the proposed Employment Agreement between the Company and Mr. Brown, a copy of which is attached to the Plan (the “Proposed Employment Agreement”). The total number of shares of Common Stock of the Company outstanding as of the Confirmation Date, consists of 3,832,813 shares of common stock.

From and after the Confirmation Date, the Company shall be engaged in the business of seeking suitable commercial activities or a strategic alliance with an operating entity, and shall continue to exist as a separate corporate entity, with all the powers of a corporation under the laws of Florida. The present directors of the Company shall continue as directors of the Company. Mr. Brown will continue to serve as CEO and Chairman of the Board of Directors, and will be the sole officer of the Company. Mr. Brown will be compensated pursuant to the Proposed Employment Agreement.

The unaudited balance sheet of the Company as of December 31, 2004 is attached as Exhibit 99.1 to this report.

The Effective Date will not occur unless and until 10 days have passed from the Confirmation Date, the Closing of the transactions contemplated by the Asset Purchase Agreement has occurred, no stay of the Confirmation Order shall be in effect, and no order of a court shall be in effect restraining the consummation of the Plan.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit	Description

2.1	Debtor’s Amended Plan of Reorganization
99.1	Unaudited Balance Sheet of the Company as of December 31, 2004
99.2	Press Release dated January 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTH & NUTRITION SYSTEMS INTERNATIONAL INC.

Date: January 14, 2005	By:	/s/ JAMES A. BROWN
James A. Brown Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

2.1	Debtor’s Amended Plan of Reorganization
99.1	Unaudited Balance Sheet of the Company as of December 31, 2004
99.2	Press Release dated January 11, 2005